Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT dated as of January 29, 2016 (this “Amendment”) to the Amended and Restated Revolving Credit Agreement dated as of July 28, 2014 (as amended, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as amended hereby, the “Amended Credit Agreement”) among PPL ELECTRIC UTILITIES CORPORATION (the “Borrower”), the LENDERS party thereto (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and Swingline Lender (the “Agent”).

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend the Existing Credit Agreement to (i) extend the scheduled Termination Date (ii) increase the Commitments and (iii) make certain other amendments, all as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Amended Credit Agreement has the meaning assigned to such term in the Amended Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall, after this Amendment becomes effective, refer to the Amended Credit Agreement.

Section 2. Credit Agreement Amendments. With effect from and including the Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows:

                 (a)         Defined Terms.

                                        (i)         Section 1.01 of the Existing Credit Agreement is amended by amending the definitions of the terms listed below as follows:

                                                           (A)         The definition of “Lender Default” is amended by adding the following new clause (v) after clause (iv) and immediately preceding the proviso thereto:

“, or (v) the Lender becomes the subject of a Bail-in Action”

                                                           (B)         The definition of “London Interbank Offered Rate” is amended by (x) deleting the proviso at the end of clause (i) thereof, (y) deleting the proviso at the end of clause (ii) thereof and (z) adding the following sentence at the end thereof:

“Notwithstanding the foregoing, if the London Interbank Offered Rate determined in accordance with the foregoing shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”

                                                           (C)         The definition of “Letter of Credit Liabilities” is amended by adding the following sentence at the end thereof:

“For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.”

                                      (ii)         Section 1.01 of the Existing Credit Agreement is amended by replacing the definitions of the terms listed below in their entirety with the following:

“Defaulting Lender” means at any time any Lender with respect to which a Lender Default is in effect at such time, including any Lender subject to a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more clauses of the definition of “Lender Default” shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to cure as expressly contemplated in the definition of “Lender Default”) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, each Swingline Lender and each Lender.

“Federal Funds Rate” means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to the nearest 1/100th of 1%) charged by Wells Fargo Bank, National Association on such day on such transactions as determined by the Administrative Agent; provided, further, that if any such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“JLA Issuing Bank” means Wells Fargo Bank, Bank of America, N.A., Citibank, N.A., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and Barclays Bank PLC (provided that Barclays Bank PLC shall issue only standby Letters of Credit).

“Joint Lead Arrangers” means Wells Fargo Securities, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Ltd., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Barclays Bank PLC, each in their capacity as joint lead arranger and joint bookrunner in respect of this Agreement.

“LIBOR Market Index Rate” means, for any day, the rate for 1 month U.S. dollar deposits as reported on Reuters Screen LIBOR01 (or any applicable successor page) as of 11:00 a.m., London time, for such day, provided, if such day is not a London Business Day, the immediately preceding London Business Day (or if not so reported, then as determined by the Swingline Lender from another recognized source or interbank quotation); provided, however, that if any such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Sanctioned Country” means a country, region or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (currently, Crimea, Cuba, Iran, North Korea, Sudan, and Syria).

“Sanctions” means sanctions administered or enforced by OFAC, the U.S. State Department, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or any other applicable sanctions authority.

“Termination Date” means the earlier to occur of (i) January 29, 2021, as may be extended from time to time pursuant to Section 2.08(d), and (ii) the date upon which all Commitments shall have been terminated in their entirety in accordance with this Agreement.

                                    (iii)         Section 1.01 of the Existing Credit Agreement is amended by inserting the following definitions in their correct alphabetical order:

“Amendment No. 1 Closing Date” means January 29, 2016.

“Amendment No. 1 Fee Letter” means that certain fee letter dated as of December 28, 2015 among the Borrower, PPL Corporation, Kentucky Utilities Company, Louisville Gas and Electric Company, Wells Fargo Securities and Wells Fargo Bank.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise or branch profits or similar taxes, duties, levies, impost, deductions, charges, and withholdings and all liabilities with respect thereto.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“ISP” has the meaning set forth in Section 3.13.

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement and instrument entered into by any Issuing Lender and the Borrower (or any Subsidiary) or in favor of such Issuing Lender and relating to such Letter of Credit.

“Other Connection Taxes” means, with respect to any Agent or Lender, taxes, duties, levies, impost, deductions, charges, and withholdings and all liabilities with respect thereto imposed as a result of a present or former connection between such Person and the jurisdiction imposing such tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

                                     (iv)         Section 1.01 of the Existing Credit Agreement is amended by deleting the following defined terms in their entirety: “Automatic Extension” and “Initial Termination Date”.

                                      (v)         The definition of “FATCA” in Section 1.01 of the Existing Credit Agreement is amended by replacing “Code” where it appears therein with “Internal Revenue Code”.

                 (b)         Commitments to Lend. Section 2.01 of the Existing Credit Agreement is amended and restated by inserting “in Dollars” immediately after “to make Revolving Loans” where it appears therein.

                 (c)         Swingline Loans. Section 2.02(a) of the Existing Credit Agreement is amended by replacing the first sentence thereof with the following:

“Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Effective Date through, but not including, the Swingline Termination Date in an aggregate principal amount at any time outstanding that will not result in (i) the sum of the total Swingline Exposures exceeding the Swingline Sublimit, (ii) the sum of the total Revolving Outstandings exceeding the total Commitments, (iii) any Lender’s Revolving Outstandings exceeding such Lender’s Commitment or (iv) in the case of the Swingline Lender (whether directly or through an Affiliate), the sum of such Lender’s Revolving Outstandings plus (without duplication) the outstanding principal amount of Swingline Loans made by the Swingline Lender exceeding such Swingline Lender’s Commitment; provided, that the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan.”

                 (d)         Optional Extensions. Section 2.08(d)(ii) of the Existing Credit Agreement is amended by replacing “anniversary of the date hereof” where it appears therein with “anniversary of the Amendment No. 1 Closing Date”.

                 (e)         Increased Costs; Taxes.

                                        (i)         Section 2.16(a)(ii) of the Existing Credit Agreement is amended and replaced in its entirety with the following:

“(ii) subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (other than (A) Taxes, (B) Other Taxes, (C) the imposition of, or any change in the rate of, any taxes described in clause (i)(a) and clauses (ii) through (iv) of the definition of Taxes in Section 2.17(a), (D) Connection Income Taxes, and (E) Taxes attributable to a Lender’s or an Issuing Lender’s failure to comply with Section 2.17(e)) or”.

                                      (ii)         Section 2.17(a)(i) of the Existing Credit Agreement is amended by:

                                                           (A)         inserting “(a)” after “Lender” where it first appears therein;

                                                           (B)         replacing “principal executive office” where it appears therein with “principal office”; and

                                                           (C)         inserting “or (b) that are Other Connection Taxes” at the end thereof.

                                    (iii)         Section 2.17(e)(ii)(C) of the Existing Credit Agreement is amended by replacing “Code” where it first appears therein with “Internal Revenue Code”.

                                     (iv)         Section 2.17(e) of the Existing Credit Agreement is amended by inserting the following sentence immediately prior to the second to last sentence thereof:

“For purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and any Loan or Letter of Credit issued under or pursuant to this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) or Treasury Regulation Section 1.1471-2T(b)(2)(i).”

                  (f)         Increases in Commitments. Section 2.19(a) of the Existing Credit Agreement is amended and restated by replacing the reference to “$100,000,000” where it appears therein with “$250,000,000”.

                 (g)         Letters of Credit.

                                        (i)         Section 3.02 of the Existing Credit Agreement is amended by adding the following new clause (c) at the end thereof:

“(c) If the Borrower so requests in any applicable Letter of Credit Request, an Issuing Lender may, in its sole discretion, agree to issue an Additional Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Additional Letter of Credit is issued.  Unless otherwise directed by the applicable Issuing Lender, the Borrower shall not be required to make a specific request to the applicable Issuing Lender for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Lender to permit the extension of such Additional Letter of Credit at any time to an expiry date not later than five days prior to the Termination Date; provided, however, that no Issuing Lender shall permit any such extension if (A) such Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Additional Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 3.04 or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such Issuing Lender not to permit such extension.”

                                      (ii)         Section 3.13 of the Existing Credit Agreement is amended by adding “(the “ISP”)” immediately after the words “The rules of the “International Standby Practices 1998” as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit”.

                                    (iii)         Article III of the Existing Credit Agreement is amended by inserting the following sections at the end thereof:

                                                           (A)         “Section 3.14 Amount of Letter of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time, except that Letter of Credit fees payable as provided in Section 2.07(b) shall be calculated based on the actual amount available for drawing in effect at any time rather than such maximum stated amount.”

                 (h)         Consents. Section 4.01(f) of the Existing Credit Agreement is amended by deleting the words “or Section 4.03” where they appear therein.

                  (i)         Automatic Extension. Section 4.03 of the Existing Credit Agreement is amended and restated and replaced in its entirety with “Section 4.03 [Reserved]”.

                  (j)         Representations and Warranties.

                                        (i)         Section 5.02 of the Existing Credit Agreement is amended by deleting the words “or Section 4.03” where they appear therein.

                                      (ii)         Sections 5.04(a), 5.04(c), 5.05, 5.13(a) and 5.13(b) of the Existing Credit Agreement are amended and restated by replacing “December 31, 2013” where it appears therein with “December 31, 2014”;

                                    (iii)         Section 5.04(b) is amended and replaced in its entirety with the following:

“The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 2015 and the related unaudited consolidated statements of income and cash flows for the nine months then ended fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end audit adjustments).”; and

                                     (iv)         Section 5.08 of the Existing Credit Agreement is amended and restated by:

                                                           (A)         inserting “or the Amendment No. 1 Closing Date” after “Effective Date” where it appears therein, and

                                                           (B)         by deleting the words “or Section 4.03” where they appear therein.

                 (k)         Sanctions. Section 6.06 of the Existing Credit Agreement is amended by adding the following sentence at the end thereof:

“The proceeds of any Loan will not be used, directly or indirectly, to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country.”

                  (l)         Submission to Jurisdiction. Section 9.07 of the Existing Credit Agreement is amended and restated by inserting “, borough of Manhattan,” immediately after “New York City” where it appears therein.

               (m)         Acknowledgment and Consent to Bail-in of EEA Financial Institutions. The Existing Credit Agreement is amended by (i) inserting the following new Section 9.15 immediately following Section 9.14 of the Existing Credit Agreement, (ii) renumbering Sections 9.15 and 9.16 of the Existing Credit Agreement as Sections 9.16 and 9.17, respectively and (iii) replacing the reference to “Section 9.15” in the definition of “Consenting Lender” in Section 1.01 of the Existing Credit Agreement with a reference to “Section 9.17”:

“Section 9.15. Acknowledgment and Consent to Bail-in of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)	the effects of any Bail-in Action on any such liability, including, if applicable:
(i)	a reduction in full or in part or cancellation of any such liability;
(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

                 (n)         Miscellaneous. Article IX of the Existing Credit Agreement is amended by inserting the following sections at the end thereof:

                                        (i)         “Section 9.18. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.”

                                      (ii)         “Section 9.19. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.”

                                    (iii)         “Section 9.20 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.”

                 (o)         Administrative Agent’s Fees. Section 8.10 of the Existing Credit Agreement is amended by replacing “Fee Letter” where it appears therein with “Amendment No. 1 Fee Letter”.

                 (p)         Appendices.

                                        (i)         Appendix A to the Existing Credit Agreement (Commitments) is amended and replaced in its entirety with Appendix A annexed hereto.

                                      (ii)         Appendix B to the Existing Credit Agreement (JLA Fronting Sublimits) is amended and replaced in its entirety with Appendix B annexed hereto.

                 (q)         Schedules.

                                        (i)         Schedule 1.01A to the Existing Credit Agreement (Existing Letters of Credit) is amended and replaced in its entirety with Schedule 1.01A annexed hereto.

Section 3. Changes in Commitments. With effect from and including the Amendment Effective Date, (i) each Person listed on Appendix A hereto that is not a party to the Existing Credit Agreement (each, a “New Lender” and, together with each Person that is not an Exiting Lender, the “Continuing Lenders”) shall become a Lender party to the Amended Credit Agreement, (ii) the Commitment of each Lender shall be the amount set forth opposite the name of such Lender on Appendix A hereto and (iii) each JLA Issuing Bank shall have the Fronting Sublimit set forth in Appendix B. On the Amendment Effective Date, any Lender whose name does not appear on Appendix A (each, an “Exiting Lender”) shall cease to be a Lender party to the Credit Agreement, and all accrued fees and other amounts payable under the Credit Agreement for the account of each Exiting Lender shall be due and payable on such date; provided that the provisions of Sections 2.12, 2.16, 2.17 and 9.03 of the Credit Agreement shall continue to inure to the benefit of each Exiting Lender after the Amendment Effective Date. On the Amendment Effective Date, the Commitment Ratio of the Continuing Lenders shall be redetermined giving effect to the adjustments to the Commitments referred to in this Section 3, and the participations of the Continuing lenders in and the obligations of the Continuing Lenders in respect of any Letters of Credit outstanding on the Amendment Effective Date shall be reallocated to reflect such redetermined Commitment Ratio.

Section 4. Full Force and Effect; Ratification. Except as expressly modified herein, all of the terms and conditions of the Existing Credit Agreement are unchanged, and, as modified hereby, the Borrower confirms and ratifies all of the terms, covenants and conditions of the Existing Credit Agreement. This Amendment constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.

Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 7. Effectiveness. This Amendment shall become effective as of the first date when each of the following conditions are met (the “Amendment Effective Date”):

                                    (a)      the Agent shall have received from the Borrower and each Continuing Lender and Lenders constituting Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof;

                                   (b)      the Agent shall have received a duly executed revised Note for the account of each Lender requesting delivery of such Note pursuant to Section 2.05 of the Credit Agreement;

                                    (c)      the Agent shall have received satisfactory opinions of counsel for the Borrower, dated the Amendment Effective Date;

                                   (d)      the Agent shall have received a certificate dated the Amendment Effective Date signed on behalf of the Borrower by the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Borrower stating that (A) on the Amendment Effective Date, before and after giving effect to this Amendment, no Default shall have occurred or be continuing and (B) the representations and warranties contained in the Amended Credit Agreement are true and correct on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date;

                                    (e)      the Agent shall have received (i) a certificate of the Secretary of the Commonwealth of the Commonwealth of Pennsylvania, dated as of a recent date, as to the good standing of the Borrower and (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower dated the Amendment Effective Date and certifying (A) that attached thereto is a true, correct and complete copies of (x) the Borrower's articles of incorporation certified by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania and (y) the bylaws of the Borrower, (B) as to the absence of dissolution or liquidation proceedings by or against the Borrower, (C) that attached thereto is a true, correct and complete copy of resolutions adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Amendment and each other document delivered in connection herewith and that such resolutions have not been amended and are in full force and effect on the date of such certificate and (D) as to the incumbency and specimen signatures of each officer of the Borrower executing this Amendment or any other document delivered in connection herewith;

                                    (f)      all necessary governmental (domestic or foreign), regulatory and third party approvals, including, without limitation, the order of the PUC and any required approvals of the Federal Energy Regulatory Commission, authorizing borrowings hereunder in connection with the transactions contemplated by this Amendment and the other Loan Documents shall have been obtained and remain in full force and effect, in each case without any action being taken by any competent authority which could restrain or prevent such transaction or impose, in the reasonable judgment of the Agent, materially adverse conditions upon the consummation of such transactions; provided that any such approvals with respect to elections by the Borrower to increase the Commitment as contemplated by

Section 2.19 of the Credit Agreement need not be obtained or provided until the Borrower makes any such election;

                                   (g)      each New Lender shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, as has been reasonably requested in writing;

                                   (h)      there shall be no outstanding Loans; and

                                     (i)      the Agent shall have received all costs, fees and expenses due to the Agent, the Joint Lead Arrangers (as such term is defined in the commitment letter dated December 28, 2015 to the Borrower from Wells Fargo Securities, LLC, Wells Fargo Bank, National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., Mizuho Bank, Ltd., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A. and Barclays Bank PLC) and the Lenders.

Section 8. Notes. Any Lender receiving a revised Note as contemplated by Section 7(b) above shall on or promptly after the Amendment Effective Date return any prior Note issued under the Existing Credit Agreement to the Borrower for cancellation.

Section 9. Miscellaneous. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. The provisions of this Amendment are deemed incorporated into the Credit Agreement as if fully set forth therein. The Borrower shall pay all reasonable out-of-pocket costs and expenses of the Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PPL ELECTRIC UTILITIES CORPORATION, as Borrower
By:	/s/ Tadd J. Henninger
	Name:	Tadd J. Henninger
	Title:	Assistant Treasurer

[Signature Page to Electric Utilities – Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender, Swingline Lender and a Lender
By:	/s/ Frederick W. Price
	Name:	Frederick W. Price
	Title:	Managing Director

[Signature Page to Electric Utilities – Amendment]

Bank of America, N.A., as a Lender and Issuing Lender
By:	/s/ William Merritt
	Name:	William Merritt
	Title:	Director

[Signature Page to Electric Utilities – Amendment]

JPMorgan Chase Bank, N.A., as a Lender and Issuing Lender
By:	/s/ Juan J. Javellana
	Name:	Juan J. Javellana
	Title:	Executive Director

[Signature Page to Electric Utilities – Amendment]

BARCLAYS BANK PLC, as a Lender and Issuing Lender
By:	/s/ Craig J. Malloy
	Name:	Craig J. Malloy
	Title:	Director

[Signature Page to Electric Utilities – Amendment]

CITIBANK, N.A., as a Lender and Issuing Lender
By:	/s/ Lisa Huang
	Name:	Lisa Huang
	Title:	Vice President

[Signature Page to Electric Utilities – Amendment]

MIZUHO BANK, LTD., as a Lender and Issuing Lender
By:	/s/ Leon Mo
	Name:	Leon Mo
	Title:	Authorized Signatory

[Signature Page to Electric Utilities – Amendment]

The Bank of Nova Scotia, as a Lender
By:	/s/ David Dewar
	Name:	David Dewar
	Title:	Director

[Signature Page to Electric Utilities – Amendment]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender
By:	/s/ Chi-Cheng Chen
	Name:	Chi-Cheng Chen
	Title:	Director

[Signature Page to Electric Utilities – Amendment]

BNP Paribas
By:	/s/ Francis DeLaney
	Name:	Francis DeLaney
	Title:	Managing Director

BNP Paribas
By:	/s/ Karima Omar
	Name:	Karima Omar
	Title:	Vice President

[Signature Page to Electric Utilities – Amendment]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender
By:	/s/ John M. Grause
	Name:	John M. Grause
	Title:	Authorized Signatory

By:	/s/ Robert Casey
	Name:	Robert Casey
	Title:	Authorized Signatory

[Signature Page to Electric Utilities – Amendment]

Credit Suisse AG, Cayman Islands Branch, as a Lender
By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Authorized Signatory

By:	/s/ Gregory Fantoni
	Name:	Gregory Fantoni
	Title:	Authorized Signatory

[Signature Page to Electric Utilities – Amendment]

GOLDMAN SACHS BANK USA, as a Lender
By:	/s/ Rebecca Kratz
	Name:	Rebecca Kratz
	Title:	Authorized Signatory

[Signature Page to Electric Utilities – Amendment]

Morgan Stanley Bank, N.A., as a Lender
By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Signature Page to Electric Utilities – Amendment]

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Rahul D. Shah
	Name:	Rahul D. Shah
	Title:	Authorized Signatory

[Signature Page to Electric Utilities – Amendment]

SunTrust Bank, as a Lender
By:	/s/ Shannon Juhan
	Name:	Shannon Juhan
	Title:	Director

[Signature Page to Electric Utilities – Amendment]

UBS AG, STAMFORD BRANCH, as a Lender
By:	/s/ Darlene Arias
	Name:	Darlene Arias
	Title:	Director

By:	/s/ Craig Pearson
	Name:	Craig Pearson
	Title:	Associate Director
Banking Product Services, US

[Signature Page to Electric Utilities – Amendment]

U.S. Bank National Association, as a Lender
By:	/s/ Paul Vastola
	Name:	Paul Vastola
	Title:	Senior Vice President

[Signature Page to Electric Utilities – Amendment]

THE BANK OF NEW YORK MELLON, as a Lender
By:	/s/ Mark W. Rogers
	Name:	Mark W. Rogers
	Title:	Vice President

[Signature Page to Electric Utilities – Amendment]

PNC Bank, National Association, as a Lender
By:	/s/ Thomas E. Redmond
	Name:	Thomas E. Redmond
	Title:	Senior Vice President

[Signature Page to CF – Amendment]

Appendix A

COMMITMENTS

Lender	Commitment
Wells Fargo Bank, National Association	$26,000,000.00
Bank of America, N.A.	$26,000,000.00
JPMorgan Chase Bank, N.A.	$26,000,000.00
Barclays Bank PLC	$26,000,000.00
Citibank, N.A.	$26,000,000.00
Mizuho Bank, Ltd.	$26,000,000.00
The Bank of Nova Scotia	$20,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$20,000,000.00
BNP Paribas	$20,000,000.00
Canadian Imperial Bank of Commerce	$20,000,000.00
Credit Suisse AG, Cayman Islands Branch	$20,000,000.00
Goldman Sachs Bank USA	$20,000,000.00
Morgan Stanley Bank, N.A.	$20,000,000.00
Royal Bank of Canada	$20,000,000.00
SunTrust Bank	$20,000,000.00
UBS AG, Stamford Branch	$20,000,000.00
U.S. Bank National Association	$20,000,000.00
The Bank of New York Mellon	$12,000,000.00
PNC Bank, National Association	$12,000,000.00
Total	$400,000,000.00

Appendix B

JLA FRONTING SUBLIMITS

JLA Issuing Banks	Sublimit
Wells Fargo Bank	$25,000,000
Bank of America, N.A.	$25,000,000
Citibank, N.A.	$25,000,000
JPMorgan Chase Bank, N.A	$25,000,000
Mizuho Bank, Ltd.	$25,000,000
Barclays Bank PLC	$25,000,000

Schedule 1.01A

Existing Letters of Credit

LC Number	Beneficiary	LC Amount	Expiry Date
SM204073	Zurich American Insurance Company	$720,000.00	7/15/2016
SM234822	Commonwealth of Pennsylvania	$152,500.00	8/1/2016
SM235498	PJM Interconnection	$1.00	8/19/2016